SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 14, 2013

JONES LANG LASALLE INCORPORATED

(Exact name of registrant as specified in its charter)

Maryland	001-13145	36-4150422
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 East Randolph Drive, Chicago, IL	60601
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (312) 782-5800

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01 Notice of Failure to Satisfy a Listing Rule.

On May 14, 2013, Jones Lang LaSalle Incorporated (the “Company”) received a letter (the “Letter”) from the New York Stock Exchange LLC (“NYSE”) as a result of the Company’s failure to provide timely notice to the NYSE of the record date for the Company’s 2013 first semi-annual dividend payment. The NYSE Listed Company Manual requires that notice of the record date be provided to the NYSE at least ten days prior to the record date. Notice to the NYSE was given on May 8, 2013, which was three days past the ten day requirement. The Letter was issued pursuant to Section 303.A.13 of the NYSE Listed Company Manual.

The record date for the Company’s 2013 first semi-annual dividend is May 15, 2013 for payment to be made on June 14, 2013.

The Company notes that this was an isolated and inadvertent incident and that the Letter states that the Company has not fallen below any financial or other continued listing standards. The Letter also notes that this is the first time the Company has failed to satisfy the notice requirement of Section 204.21 of the NYSE Listed Company. The Company believes it has been and is in compliance with all other NYSE listing standards.

The Company is required to provide disclosure of receipt of the Letter in a Form 8-K filing.

Item 7.01 Regulation FD Disclosure

The Company’s updated Investor Relations Presentation, constituting additional information of the Company, is attached as Exhibit 99.1 to this report and is incorporated herein by reference. The registrant undertakes no obligation to update this information, including any forward-looking statements, to reflect subsequently occurring events or circumstances.

NOTE: The Investor Relations Presentation is furnished pursuant to Item 7 and shall not be deemed to be “filed” for the purpose of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section. This information will not be deemed an admission as to the materiality of any information contained herein that is required to be disclosed solely by Regulation FD.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

The following exhibit is included with this Report:

99.1.	Jones Lang LaSalle May 2013 Investor Relations Presentation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 15, 2013	JONES LANG LASALLE INCORPORATED

	By:	/s/ Mark J. Ohringer
Name: Mark J. Ohringer
Title: Executive Vice President and General Counsel

EXHIBIT INDEX

Exhibit 99.1	Jones Lang LaSalle May 2013 Investor Relations Presentation